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FOR IMMEDIATE RELEASE                                            JANUARY 6, 2004
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INVESTOR CONTACT:  John Cygul
                   (805) 557-6789

              WELLPOINT RAISES EARNINGS GUIDANCE FOR 2003 AND 2004

THOUSAND OAKS, CALIF. - WellPoint Health Networks Inc. (NYSE:WLP) today announced that it is raising its earnings guidance for the year ended December 31, 2003 from $6.00 to $6.15 per diluted share and for the year ending December 31, 2004 from the $6.90 to $7.00 range to $7.10 per diluted share.

"WellPoint's revised guidance for 2003 is based primarily on data from the first two months of the 2003 fourth quarter," said David Colby, chief financial officer of WellPoint. "WellPoint's earnings estimates are on a standalone basis and do not reflect any impact that may result from WellPoint's pending merger with Anthem, Inc. We will discuss this change in guidance for 2003 and the 2004 quarterly earnings expectations in detail in the Company's previously announced 2004 earnings guidance conference call on January 7, 2004 at 11:00 a.m. Eastern time."

The conference call can be accessed by dialing 888-285-8004, and referencing the WellPoint 2004 Earnings Guidance Call. International participants can access the call by dialing 706-643-1656 and referencing the WellPoint 2004 Earnings Guidance Call. A replay of the call will be available after 1:30 p.m. Eastern time on January 7, 2004, until the end of the day on January 14, 2004 by dialing 800-642-1687 (International: 706-645-9291), and entering pass code 4317289.
Information required to be presented with respect to non-GAAP financial measures as defined in the SEC rules will be available at least 10 minutes prior to the start of the call on the Company's website by clicking first on "Investor Info" and then on "Supplementary Financial Info."

Investors, analysts and the general public may also listen to the conference call free over the Internet by visiting WellPoint's website at www.wellpoint.com and clicking first on "Investor Info" and then on "Upcoming Events." To listen to the live webcast, please visit the WellPoint website at least 20 minutes early (to download and install any necessary audio software). Individuals who listen to the call will be presumed to have read WellPoint's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, including the discussion under the caption "Factors That May Affect Future Results of Operations."

WellPoint serves the health care needs of more than 14 million medical members and more than 44 million specialty members nationwide through Blue Cross of California, Blue Cross and Blue Shield of Georgia, Blue Cross and Blue Shield of Missouri, Blue Cross Blue Shield of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the Web at www.wellpoint.com. BLUE CROSS OF CALIFORNIA, BLUE CROSS AND BLUE SHIELD OF GEORGIA, BLUE CROSS AND BLUE SHIELD OF MISSOURI AND BLUE CROSS BLUE SHIELD OF WISCONSIN ARE INDEPENDENT LICENSEES OF THE BLUE CROSS AND BLUE SHIELD ASSOCIATION.

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WLP RAISES EARNINGS GUIDANCE
JANUARY 6, 2004
PAGE 2



CAUTIONARY STATEMENT: CERTAIN STATEMENTS CONTAINED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY DUE TO, AMONG OTHER THINGS, OPERATIONAL AND OTHER DIFFICULTIES ASSOCIATED WITH INTEGRATING ACQUIRED BUSINESS, NONACCEPTANCE OF MANAGED CARE COVERAGE, BUSINESS CONDITION AND COMPETITION AMONG MANAGED CARE COMPANIES, RISING HEALTH CARE COSTS, TRENDS IN MEDICAL LOSS RATIOS, HEALTH CARE REFORM, DELAYS IN RECEIPT OF REGULATORY APPROVALS FOR PENDING TRANSACTIONS AND OTHER REGULATORY ISSUES. ADDITIONAL RISK FACTORS ARE LISTED FROM TIME TO TIME IN THE COMPANY'S VARIOUS SEC REPORTS, INCLUDING BUT NOT LIMITED TO, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Anthem and WellPoint. In connection with the proposed transaction, Anthem has filed on November 26, 2003 a registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereof, with the U.S. Securities and Exchange Commission ("SEC"). Anthem will file a definitive registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC. SHAREHOLDERS OF ANTHEM AND STOCKHOLDERS OF WELLPOINT ARE ENCOURAGED TO READ THE DEFINITIVE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of Anthem and stockholders of WellPoint. Investors and securityholders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, from Anthem Investor Relations at 120 Monument Circle, Indianapolis, IN 46204-4903, or from WellPoint Investor Relations at 1 WellPoint Way, Thousand Oaks, CA 91362.

Participants in Solicitation

Anthem, WellPoint and their directors and executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Anthem's Current Report on Form 8-K, which was filed with the SEC on October 27, 2003, contains information regarding Anthem's participants and their interests in the solicitation. Information concerning WellPoint's participants is set forth in the proxy statement, dated March 31, 2003, for WellPoint's 2003 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of Anthem's and WellPoint's participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.


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